As filed with the Securities and Exchange Commission on September 30, 2024

Registration No. 333-100069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETEASE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

NetEase Building, No. 599 Wangshang Road Binjiang District, Hangzhou People’s Republic of China (Address of Principal Executive Offices)	310052 (Zip Code)

NetEase.com, Inc. Amended and Restated 2000 Stock Incentive Plan
(Full Title of the Plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711]
(Name and Address of Agent for Service)

(302) 738-6680
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copy to:

Allen Wang, Esq.
Dominik Sklenar, Esq.
Latham & Watkins LLP
18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
+852 2912 2500

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 (the “Registration Statement”) filed by NetEase, Inc. (the “Company”, formerly known as NetEase.com, Inc.) with the Securities and Exchange Commission:

•	Registration No. 333-100069, filed on September 24, 2002, relating to the NetEase.com, Inc. Amended and Restated 2000 Stock Incentive Plan.

The Company has terminated all offerings of its securities pursuant to the Registration Statement and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the termination of the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on September 30, 2024.

NETEASE, INC.

By:	/s/ William Lei Ding
	Name:	William Lei Ding
	Title:	Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of NetEase, Inc., has signed this Post-Effective Amendment to the Registration Statement in the city of Newark, State of Delaware, on September 30, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald L. Puglisi
	Name:	Donald L. Puglisi
	Title:	Managing Director

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